SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 16, 2005

JOHNSONDIVERSEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-108853

Delaware	80-0010497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

JOHNSONDIVERSEY, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-97427

Delaware	39-1877511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

See the disclosure under Item 2.03 below, which is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 16, 2005, JohnsonDiversey, Inc. (“JDI”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) among JDI, as borrower, JohnsonDiversey Holdings, Inc. (“JDHI”), the lenders and issuers party thereto, Citicorp, USA, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as syndication agent, JPMorgan Chase Bank, N.A., General Electric Capital Corporation and National City Bank of the Midwest, as co-documentation agents, and Citigroup Global Markets Inc., as sole lead arranger and book runner.

The Amended Credit Agreement amends and restates JDI’s existing credit agreement dated as of May 3, 2002 (as amended, the “Existing Credit Agreement”) to, among other things, permit the restructuring program disclosed by JDI in its Quarterly Report on Form 10-Q for the period ended September 30, 2005 and modify the financial covenants contained in the Existing Credit Agreement. The Amended Credit Agreement consists of a revolving loan facility in an aggregate principal amount not to exceed $175,000,000, including a letter of credit sublimit of $50,000,000 and a swingline loan sublimit of $30,000,000, that matures on December 16, 2010 as well as a term loan facility of up to $775,000,000 that matures on December 16, 2011. In addition, the Amended Credit Agreement includes a committed delayed draw term facility of up to $100,000,000, which is available to be drawn by JDI until December 16, 2006 and would mature on December 16, 2010. The Amended Credit Agreement also provides for an increase in the revolving credit facility of up to $50,000,000 under specified circumstances. As of December 16, 2005, $775,000,000 was outstanding under the term facility and $7,300,000 was outstanding in letter of credit accommodations under the revolving loan facility. Amounts borrowed and repaid under the term facility and the delayed draw term facility are not permitted to be reborrowed.

The Amended Credit Agreement, like the Existing Credit Agreement, contains financial covenants, including maximum leverage ratio limits, minimum interest coverage ratio limits and restrictions on capital expenditures and restructuring charges. The Amended Credit Agreement also contains reporting requirements, affirmative covenants and other restrictions customary in agreements of this type, including but not limited to periodic financial reporting requirements, notice of certain events and filings, the preservation of corporate existence and maintenance of insurance, as well as restrictions on the incurrence of debt, the creation of liens, the making of investments, the sale of assets and the payment of dividends and other distributions.

The obligations of JDI under the Credit Agreement are guaranteed by JDHI and certain subsidiaries of JDI, and are secured by substantially all of the assets of JDI and the guarantors. In connection with the Amended Credit Agreement, JDI and the guarantors entered into an Amended and Restated Guaranty Agreement (the “Amended Guaranty Agreement”) and a Reaffirmation Agreement, which reaffirmed the existing guaranties by, and liens and security interests on the assets of, JDI and the guarantors under the Existing Credit Agreement with respect to the Amended Credit Agreement.

A copy of the Amended Credit Agreement is attached hereto as Exhibit 10.1 and a copy of the Amended Guaranty Agreement is attached hereto as Exhibit 10.2, and both agreements are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of December 16, 2005 among JohnsonDiversey, Inc., as borrower, JohnsonDiversey Holdings, Inc., the lenders and issuers party thereto, Citicorp, USA, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as syndication agent, JPMorgan Chase Bank, N.A., General Electric Capital Corporation and National City Bank of the Midwest, as co-documentation agents, and Citigroup Global Markets Inc., as sole lead arranger and book runner.

10.2	Amended and Restated Guaranty Agreement dated as of December 16, 2005 by JohnsonDiversey Holdings, Inc. (f/k/a, Johnson Professional Holdings, Inc.) and each of the other entities listed on the signature pages thereof in favor of Citicorp, USA, Inc., as administrative agent.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSONDIVERSEY HOLDINGS, INC.

Date: December 22, 2005	By:	/s/ Joseph F. Smorada
Joseph F. Smorada Vice President and Chief Financial Officer

JOHNSONDIVERSEY, INC.

Date: December 22, 2005	By:	/s/ Joseph F. Smorada
Joseph F. Smorada Executive Vice President and Chief Financial Officer

JOHNSONDIVERSEY HOLDINGS, INC.

JOHNSONDIVERSEY, INC.

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Credit Agreement dated as of December 16, 2005 among JohnsonDiversey, Inc., as borrower, JohnsonDiversey Holdings, Inc., the lenders and issuers party thereto, Citicorp, USA, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as syndication agent, JPMorgan Chase Bank, N.A., General Electric Capital Corporation and National City Bank of the Midwest, as co-documentation agents, and Citigroup Global Markets Inc., as sole lead arranger and book runner.

10.2	Amended and Restated Guaranty Agreement dated as of December 16, 2005 by JohnsonDiversey Holdings, Inc. (f/k/a, Johnson Professional Holdings, Inc.) and each of the other entities listed on the signature pages thereof in favor of Citicorp, USA, Inc., as administrative agent.